EXHIBIT 10(y)

Monday, October 05, 1998




Dir#:  2568
Farmstead Telephone Group, Inc.
ATTN:  Robert LaVigne
22 Prestige Park Circle
East Hartford, CT 06108



RE:  Seasonal Uplift



Dear Robert LaVigne:

FINOVA Capital Corporation is pleased to advise you that Farmstead Telephone Group, Inc. has been approved for a fourth (4th) quarter increase in its line of credit. Effective October 1, 1998, your credit line will be increased to $4,000,000.00. Please note the increase is temporary and will expire on January 31, 1999. All terms and conditions of your existing agreement with FINOVA Capital Corporation remain in force.

FINOVA is happy to extend this additional credit to you as we enter into the last quarter of 1998. We are committed to helping your business grow and look forward to a long-term relationship between Farmstead Telephone Group, Inc. and FINOVA Capital Corporation. If you have any questions, please feel free to contact me at (800) 777-3731-x8491. Thank you.




Respectfully,


/s/Mitchell J. Reaver
---------------------
Mitchell J. Reaver
Account Executive
INVENTORY FINANCE




Cc:  Dealer File
     Credit File    K. Guest